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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                November 28, 2003
                        ---------------------------------
                                 Date of Report
                        (Date of Earliest Event Reported)

                                ITS Networks Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


    Florida                         0-230611                    52-2137517
---------------                   ------------             -------------------
(State or other                   (Commission                (I.R.S. Employer
jurisdiction of                   File Number)              Identification No.)
incorporation)


    Edif. Marina Marbella, Severo Ochoa 28, Planta 9, 29600 Marbella, Spain
    -----------------------------------------------------------------------
                    (Address of principal executive offices)

                               011-34-91-431-2475
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                       N/A
         --------------------------------------------------------------
         (Former name and former address, if changed since last report)



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ITEM 1. CHANGE IN CONTROL OF REGISTRANT

     Effective November 28, 2003, ITS Networks Inc. (the "Company") entered into a Purchase Agreement (the "Agreement") with Mr.Hendrik van Elst ("Mr. van Elst"). Under the terms of the Agreement, Mr. van Elst agreed to purchase shares of the common stock of the Company which will represent 60% of the issued and outstanding shares of the common stock of the Company after the purchase for a purchase price of 2,900,000 Euros. These shares of common stock of the Company shall be subject to the restrictions imposed pursuant to Regulation S under the Securities Act of 1933, as amended. No bank or other financing is being utilized in connection with the purchase of the common stock of the Company by Mr. van Elst.

     The Agreement provides for a special meeting of the stockholders of the Company be held on or before February 27, 2004, to elect five members to the Board of Directors of the Company, of which three members are to be nominated by Mr. van Elst. The Agreement further provides that the Company will file a
Schedule 14C Information Statement with the U.S. Securities and Exchange Commission within 20 days of the closing of the Agreement.

     Upon the closing of the Agreement, there will be a change in control of the Company.

ITEM 5. OTHER EVENTS

      The Board of Directors of the Company has authorized and declared a one-for- two (1-for-2) reverse stock split of the common stock of the Company to be effective at the opening of business on December 29, 2003.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial statements of business acquired:

             N/A

     (b)     Exhibits

         10.1 Purchase Agreement dated November 28, 2003 is incorporated by reference to the Form 8-K current report of the Company filed on December 10, 2003.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this amendment to the report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2003                 ITS Networks Inc.


                                        By: /s/ Gustavo  Gomez
                                           -------------------------------------
                                           Gustavo Gomez, President